Press Release                        Source: Advantage Capital Development Corp.


Advantage Capital Development Corp. Portfolio Company Opens New, High Profile Location

TIX4Tonight's Newest Location Now Operational in Recently Renovated Rouse Fashion Show Mall in Las Vegas

POMPANO BEACH, Fla., March 2, 2005 -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP) announced today that Tix4Tonight, which sells half-price, same-day show tickets has opened a new location at the recently renovated Rouse Fashion Show Mall in Las Vegas. Tix4Tonight, a wholly owned subsidiary of Tix Corporation, formally known as Cinema Ride, Inc. (OTCBB: MOVE), is a portfolio company of Advantage Capital Development Corp.

The new Tix4Tonight facility is conveniently located at the Las Vegas Strip entrance of the Mall in front of Neiman-Marcus and next to Starbucks. The space incorporates the front corner of the Mall with entrances on both the Mall's plaza walkway along the Vegas Strip and within the Mall itself.

The Treasure Island/Mirage Hotels, the Venetian Hotel and the highly anticipated Wynn Resort, slated for opening in the spring 2005, converge at the Mall's entrance. A pedestrian overpass from the Wynn Resort is almost complete which is expected to deposit potential Tix4Tongiht customers directly in front of its new entrance.

The Mall, which is nearing completion of a $1 billion expansion, is owned by the Rouse Company which owns or operates such world-class centers as Faneuil Hall Marketplace in Boston, South Street Seaport in New York and Water Tower Place in Chicago. The nearly two-million-square foot center features seven major anchor tenants. Its eight million-pound, all-steel architectural structure called the "Cloud" which stretches nearly 500 feet along Las Vegas Boulevard 128 feet above the ground, has become a major Las Vegas landmark.

"With just two smaller locations, Tix4Tonight has gone from zero to $6 million in first-year ticket sales," said Jeffrey Sternberg, president and CEO of Advantage Capital Development Corp. "Certainly this new, high-profile, expanded facility offers exceptional potential to vastly improved upon those impressive first year sales."

More than 37 million people from 50 states and over 100 countries visit Las Vegas annually.

Tix4Tonight also operates other half-price, same-day ticket facilities on the Las Vegas Strip, including a location next door to the Harley-Davidson Cafe on the Strip at Harmon. Visit www.tix4tonight.com for an updated listing of
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locations. A new South Strip location is planned for the Hawaiian Marketplace after its redevelopment is completed later this year.

Tix4Tonight's hours are from noon to 9 p.m. seven days a week at all locations. Tickets are sold on a first-come, first-served basis with the shows posted on screens at the ticket booths starting at 11:30 a.m. each day. Tix4Tonight accepts all major credit cards.

For more information and answers to typical questions about how the service works, call 877-849-4868 or visit www.tix4tonight.com.

About Advantage Capital Development Corp.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

An investment profile about Advantage Capital Development may be found online at http://www.hawkassociates.com/advantagecap/profile.htm.
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An online investor kit containing Advantage Capital Development press releases,
SEC filings, current price Level II quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may
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contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383,
e-mail: info@hawkassociates.com.
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Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995
provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


Source: Advantage Capital Development Corp.